UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Express Scripts Holding Company (the “Company” or “Express Scripts”) announced that it is initiating a Chief Financial Officer transition process. Cathy R. Smith will be leaving the Company to pursue other interests and no longer serves in the role of Executive Vice President and Chief Financial Officer effective as of December 10, 2014, but will continue employment into the first quarter of 2015 in order to facilitate a smooth and orderly transition. Ms. Smith will be entitled to receive severance and other benefits pursuant to the terms and conditions of her employment agreement with the Company dated March 24, 2014, which was previously described in the Company’s Current Report on Form 8-K dated March 24, 2014 and filed as Exhibit 10.2 thereto. Ms. Smith’s separation from the Company is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal control over financial reporting. The Company has commenced a search for a permanent successor as Chief Financial Officer and will make an announcement once a successor is appointed.

On December 15, 2014, Express Scripts also announced the appointment of James M. Havel as Executive Vice President and Interim Chief Financial Officer, effective January 2, 2015.

Mr. Havel, 60, will join Express Scripts from Major Brands Holdings, a privately held beverage distribution company, where he has served as the Chief Financial Officer since April 2012. Previously, Mr. Havel owned and operated Havel Associates, LLC, an independent financial consulting firm serving both private and public companies from July 2010 to April 2012. Mr. Havel also spent approximately 34 years with Ernst & Young LLP, beginning his career in 1976. During his time with Ernst & Young LLP, Mr. Havel served as an audit partner and in a number of firm leadership roles, including as managing partner of two different offices. Mr. Havel is a member of the board of directors of Enterprise Financial Services Corp., and is a Certified Public Accountant.

In connection with the commencement of Mr. Havel’s employment, it is expected he will enter into (i) an Executive Employment Agreement, and (ii) a customary indemnification agreement with the Company. Mr. Havel’s initial base annual salary will be $725,000 and his target bonus opportunity for 2015 will be 100% of base salary. He will receive a one-time sign-on bonus of $110,000, which must be repaid to the Company if Mr. Havel voluntarily terminates his employment, or is terminated by the Company for cause, in each case, prior to January 2, 2017. Mr. Havel will also receive a one-time restricted stock unit grant under the Express Scripts, Inc. 2011 Long-Term Incentive Plan (the “2011 LTIP”) upon the commencement of his employment with the Company valued at $2,500,000, which will vest on the third anniversary of the grant date, subject to accelerated vesting if Mr. Havel assists with the transition to a successor and his employment is terminated as a result of such transition. He is also eligible for annual equity grants under the 2011 LTIP, with an initial target equity award grant date value of $2,750,000, split evenly between non-qualified stock options, restricted stock units, and performance share units. The terms of the awards are expected to be consistent with the annual award program for other senior executives. Mr. Havel will be eligible to participate in Express Scripts’ basic benefit plans, the Express Scripts, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), and to receive a Company contribution equal to 6% of his total annual cash compensation under such plan, all in accordance with the Company’s customary terms and policies and consistent with other senior executives.

A description of the terms of senior executives’ compensation, the 2011 LTIP and the Deferred Compensation Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated March 25, 2014, for the Company’s 2014 annual meeting of stockholders. The Executive Employment Agreement to be entered into with Mr. Havel is expected to be substantially similar to the form of Executive Employment Agreement used with all other senior executives (other than CEO), which was previously described in the Company’s Current Report on Form 8-K dated March 24, 2014 and a copy of which has been filed as Exhibit 10.2 thereto, except that eligibility for “Tenured Retirement” requires 3.5 years of service on the Company’s Senior Staff (as such terms are defined in the Executive Employment Agreement), as opposed to 4.5 years. The indemnification agreement to be entered into with Mr. Havel is expected to be substantially similar to the form of indemnification agreement used with all other senior executives, which was previously described in the Company’s Current Report on Form 8-K dated March 5, 2014 and a copy of which has been filed as Exhibit 10.1 thereto.

Item 7.01	Regulation FD Disclosure

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Increase in Authorization of Share Repurchase Program & Reaffirmation of Guidance

On December 10, 2014, the Board of Directors of the Company approved an increase in the authorized number of shares that may be repurchased under the Company’s share repurchase program (the “Repurchase Program”) by an additional 65 million shares, or a total authorization of 205 million shares (including shares previously purchased), of the Company’s common stock (as adjusted for any subsequent stock split, stock dividend or similar transaction). The Repurchase Program is of indefinite duration. The purchases may be effected by means of open market transactions, privately negotiated transactions, accelerated share repurchase programs, or otherwise, at management’s discretion, including pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act. There can be no assurance as to the precise number of shares that will be repurchased under the Repurchase Program, or the aggregate dollar amount of the shares purchased. Depending on market conditions, regulatory, legal and contractual requirements and other factors, repurchases may be made at any time or from time to time, without prior notice. The Company may suspend or discontinue the program at any time.

On December 15, 2014, the Company issued a press release announcing the matters described in Item 5.02 above and this Item 7.01 and also reaffirming its previously provided 2014 guidance ranges. A copy of the press release is furnished as Exhibit 99.1 hereto.

SAFE HARBOR STATEMENT

The information in this Item 7.01 contains forward-looking statements, including, but not limited to, our 2014 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on October 28, 2014 and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2014. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits

The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit 99.1	Press Release, dated December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: December 15, 2014	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel

Exhibit Index

Exhibit 99.1	Press Release, dated December 15, 2014.